EXHIBIT 5
         to SCHEDULE 13D



                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated June 27, 2002 (this "AGREEMENT"), among Adam Belsky ("SELLER"), General Atlantic Partners 57, L.P., a Delaware limited partnership ("GAP LP") and GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP COINVESTMENT" and, collectively with GAP LP, the "PURCHASERS").

         WHEREAS, upon the terms and conditions set forth in this Agreement, Seller proposes to sell to each of the Purchasers the aggregate number of shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of EXE Technologies, Inc., a Delaware corporation (the "COMPANY"), set forth opposite such Purchaser's name on SCHEDULE 2.1, for the aggregate purchase price set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "CLOSING" has the meaning set forth in Section 2.2(a) of this Agreement.

         "CLOSING DATE" has the meaning set forth in Section 2.2(a) of this Agreement.

         "COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

         "COMPANY" has the meaning set forth in the recitals to this Agreement.

         "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "GAP COINVESTMENT" has the meaning set forth in the preamble to this Agreement.

         "GAP LP" has the meaning set forth in the preamble to this Agreement.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, voting restriction (statutory or other), lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

         "ORDERS" has the meaning set forth in Section 3.2 of this Agreement.

         "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "PURCHASED SHARES" has the meaning set forth in Section 2.1 of this Agreement.

         "PURCHASERS" has the meaning set forth in the preamble to this Agreement.

         "REQUIREMENT OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

         "SELLER" has the meaning set forth in the preamble to this Agreement.


                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK
                        ---------------------------------

         2.1 PURCHASE AND SALE OF COMMON STOCK FROM SELLER. Subject to the terms and conditions herein set forth, Seller agrees to sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from Seller, on the Closing Date the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto (all of the shares of Common Stock being purchased pursuant to Section 2.1 being referred to herein as the "PURCHASED SHARES").

         2.2      CLOSING.

                  (a) Subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of the Purchasers, at 10:00 a.m., local time, on the Business Day upon which the conditions set forth in Article V are satisfied or waived as provided therein, or at such other time, place and date that Seller and the Purchasers may agree in writing (the "Closing Date").

                  (b) On the Closing Date, (i) Seller shall deliver to each of the Purchasers facsimile copies of stock certificates representing the Purchased Shares being purchased by such Purchaser from Seller and stock powers, in the form attached hereto as Exhibit A (the "Stock Powers"), executed by Seller and (ii) each Purchaser will deliver to Seller the aggregate purchase price for the Purchased Shares being purchased by such Purchaser by wire transfer of immediately available funds. Promptly after the Closing Date, but in any event not later than five Business Days after the Closing Date, Seller shall deliver to each of the Purchasers stock certificates representing the Purchased Shares being purchased by such Purchaser from Seller and the Stock Powers. Seller shall assist the Purchasers in causing the Company's transfer agent to register the purchase and sale of the Purchased Shares by the Purchasers pursuant to this Agreement and, in exchange for the certificates delivered to each Purchaser by Seller, deliver to each Purchaser a certificate registered on the Company's stock ledger in the name of such Purchaser representing the aggregate number of Purchased Shares being purchased by such Purchaser under this Agreement. Upon the request of the Purchasers if required to consummate the valid transfer of the Purchased Shares, Seller shall deliver to the Purchasers an opinion of counsel to Seller, in customary form and reasonably satisfactory to the Purchasers, opining that it is not required to register the offer and sale of the Purchased Shares to the Purchasers pursuant to the provisions of the Securities Act.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller represents and warrants to each of the Purchasers as follows:

         3.1 CAPACITY. Seller has the legal capacity to execute, deliver and perform his obligations under this Agreement.

         3.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby
(a) have been duly authorized by all necessary action of Seller, (b) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of Seller, or any Requirement of Law applicable to Seller and (c) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "ORDERS") of any Governmental Authority against, or binding upon, Seller. Seller is not party to, or bound by, any agreement that is currently in effect, granting rights to any Person which are inconsistent with the rights to be granted by Seller under this Agreement.

         3.3 TITLE TO PURCHASED SHARES. Seller owns beneficially and of record the Purchased Shares being sold to the Purchasers and has good and valid title to such Purchased Shares, free and clear of all Liens. Seller has the unrestricted power and authority to transfer his Purchased Shares to the Purchasers. Upon delivery to the Purchasers of the stock certificates representing such Purchased Shares and payment therefor, the Purchasers shall acquire good and valid title to such Purchased Shares, free and clear of all Liens.

         3.4 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale and delivery of the Purchased Shares) by or enforcement against Seller of this Agreement or the transactions contemplated hereby.

         3.5 BINDING EFFECT. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.6 LITIGATION. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of Seller, threatened, at law, in equity, in arbitration or before any Governmental Authority against Seller purporting to enjoin or restrain the execution, delivery or performance by Seller of this Agreement.

         3.7 PRIVATE OFFERING. No form of general solicitation or general advertising was used by Seller or his representatives in connection with his sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, is required by the offer or sale of the Purchased Shares.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

         Each of the Purchasers hereby represents and warrants, severally and not jointly, to Seller as follows:

         4.1 EXISTENCE AND POWER. Such Purchaser (a) is a limited partnership or limited liability company, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement.

         4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary partnership or limited liability company, as the case may be, action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

         4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement or the transactions contemplated hereby.

         4.4 BINDING EFFECT. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 RESTRICTED SECURITIES. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America. Such Purchaser understands that such Purchased Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act and that the Purchased Shares cannot be sold, transferred or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to the so-called "Section 4(1)(1/2) exception" and that the reliance of Seller on such exemption is predicated in part on such Purchaser's representations set forth herein.

         4.6 ACCREDITED INVESTOR. Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

         4.7 RISK OF LOSS. Such Purchaser understands that its acquisition of the Purchased Shares is a speculative investment which involves a high degree of risk of loss, including the potential loss of its entire investment in the Company.

         4.8 INVESTMENT EXPERIENCE. Such Purchaser is able to fend for itself, can bear the economic risk of the investment and has such knowledge and experience in financial or business matters, including investments in securities that are restricted as to their transferability, that it is capable of evaluating the merits and risks of the investment in the Purchased Shares and of making an informed investment decision.

         4.9 LEGEND. Such Purchaser understands and agrees that the certificates for the Purchased Shares shall bear the following legend, or a similar legend to the same effect, until (i) the Purchased Shares have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or
(ii) in the opinion of counsel for the Purchasers the Purchased Shares may be sold without registration under the Securities Act and any applicable "Blue Sky" or state securities laws:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON THE TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."


                                    ARTICLE V

                                   CONDITIONS
                                   ----------

         5.1 PURCHASERS' CONDITIONS. The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

                  (a) The representations and warranties of Seller contained in Article III hereof shall be true and correct in all respects at and on the Closing Date as if made at and on such date.

                  (b) Seller shall have delivered to each of the Purchasers stock certificates representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2.1 hereto, together with the Stock Powers, and the Company shall have delivered to each of the Purchasers, in exchange for the stock certificates delivered to each of the Purchasers by Seller, stock certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2.1 hereto, registered in the name of such Purchaser.

         5.2 SELLER'S CONDITIONS. The obligation of Seller to sell the Purchased Shares and the obligation to perform his other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Seller of the following conditions on or before the Closing Date:

                  (a) Each Purchaser shall have delivered the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser.

                  (b) The representations and warranties of the Purchasers contained in Article IV hereof shall be true and correct in all respects at and on the Closing Date as if made at and on such date.


                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

         6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement indefinitely.

         6.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:


                           if to Seller:

                           Mr. Adam Belsky
                           834 Chestnut Street
                           Apartment DH 121
                           Philadelphia, PA  19102

                           with a copy to:

                           Chris Wright, Esq.
                           Telecopy:  (610) 341-1099

                           if to the Purchasers:

                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT 06830
                           Telecopy:  (203) 622-8818
                           Attention:  Matthew Nimetz

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Telecopy:  (212) 757-3990
                           Attention:  Douglas A. Cifu, Esq.

         All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one Business Day after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next business day delivery; (iii) five (5) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 6.2 designate another address or Person for receipt of notices hereunder. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

         6.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement to any of their respective affiliates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), provided that each such assignee shall make the representations and warranties under Article IV. Seller may not assign any of his rights under this Agreement without the prior written consent of the Purchasers. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         6.4      AMENDMENT AND WAIVER.

                  (a) No failure or delay on the part of Seller or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Seller or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Seller and the Purchasers purchasing a majority of the Purchased Shares and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Seller in any case shall entitle Seller to any other or further notice or demand in similar or other circumstances.

         6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         6.7 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         6.8 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         6.9 PUBLIC ANNOUNCEMENTS. Neither Seller nor the Purchasers will make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, except to the extent such party reasonably believes such public statement is required by any Requirement of Law, including, without limitation, any securities or stock market regulation, or to the extent required by the Purchasers in connection with their customary reporting to their capital investors. Notwithstanding the foregoing, Seller will not use or refer to the name of any Purchaser in any public statement or disclosure without the consent of such Purchaser except to the extent that such party reasonably believes such statement or disclosure is required by applicable law or stock market regulations.

         6.10 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         6.11     REGISTRATION RIGHTS. Seller hereby agrees that pursuant to
Section 10(f) of the Second Amended and Restated Registration Rights Agreement, dated as of September 29, 1999, by and among the Company, General Atlantic Partners 57, L.P., General Atlantic Partners 41, L.P., GAP Coinvestment Partners, L.P., GAP Coinvestment, MSD 1998 GRAT #6, Triple Marlin Investments, LLC, Rothko Investments, LLC, MSD Portfolio L.P. - Investments, TCV III (Q), L.P., TCV III Strategic Partners, L.P., TCV III, L.P., TCV III (GP) and the stockholders named therein, Seller's incidental or "piggy-back" registration rights of Seller contained in Sections 3(b) and 4 of the Registration Rights Agreement, Form S-3 registration rights contained in Section 5 of the Registration Rights Agreement are, with respect to the Purchased Shares, hereby automatically transferred to the Purchasers.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.




                                   /s/ Adam Belsky
                                   --------------------------------------------
                                   Adam Belsky


                                   GENERAL ATLANTIC PARTNERS 57, L.P.


                                   By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A Managing Member


                                   GAP COINVESTMENT PARTNERS II, L.P.


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:   Matthew Nimetz
                                        Title:  A General Partner

                                                                    SCHEDULE 2.1
                                                                    ------------


                       PURCHASED SHARES AND PURCHASE PRICE


================================================================================
         PURCHASER              PURCHASED SHARES                PURCHASE PRICE
--------------------------------------------------------------------------------
GAP LP                             1,314,248                      $1,971,372
--------------------------------------------------------------------------------
GAP Coinvestment                     185,752                         278,628
--------------------------------------------------------------------------------
                Total:             1,500,000                      $2,250,000
================================================================================